EXHIBIT 7

                            CONSENT OF EDWIN L. KERR

To Whom It May Concern:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 333-12989) filed by Phoenix Life and Annuity Variable Universal Account with the Securities and Exchange Commission under the Securities Act of 1933.



                                          Very truly yours,


Dated April 27, 1999                      /s/ Edwin L. Kerr
                                          -------------------------
                                          Edwin L. Kerr, Counsel
                                          Phoenix Life and Annuity Company